UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2024 (August 21, 2024)

ZERIFY, INC.
(Exact Name of Registrant as Specified in its Charter)

Wyoming	000-55012	22-3827597
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1090 King Georges Post Road, Suite 603, Edison NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 237-2931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Agreement.

As reported in its Current Report on Form 8-K filed on July 26, 2024 (the “Prior Report”), on July 1, 2024, Zerify, Inc., a Wyoming corporation (the “Company”), entered into a Binding Memorandum of Understanding (the “Sovereign Agreement”), with Sovereign Assets, LLC (“Sovereign”). The Sovereign Agreement contains provisions that are to be implemented over a period of time ending, at the latest, June 30, 2025. Such provisions, along with the current status of each, are described below.

Current Status
(a)	Sovereign will make its manager, Abraham Poznanski, available for 20 hours per week to serve as the Company’s fractional President and Chief Strategic Officer;	In Effect
(b)

On or before July 2, 2024, Sovereign shall purchase $75,000 of units of the Company’s securities in the Company’s current Regulation A offering, with the intention to purchase an additional $100,000 of such units;

Completed
(c)

Sovereign shall have the option of providing the Company a Senior secured convertible loan (the “Senior Secured Loan”), which shall be in the minimum amount of $825,000 and maximum amount of $10 million, with monthly interest payable at the rate of 5% plus the prime rate per annum, and shall be convertible into shares of Company common stock immediately after the effective date of the Company’s previously announced reverse stock split at a price based on the average opening and closing price of the Company’s common stock on the date that the reverse stock split goes into effect;

Not Yet Funded
(d)

Should ZAM have purchased not less than $175,000 of units in the Company’s Regulation A offering, Sovereign shall have the right to appoint four (4) new directors to the Board of Directors of the Company;

Completed (See Item 5.02)
(e)	Upon their appointment, the four new directors shall be issued one (1) share each of the Company’s Series A Preferred Stock;	Completed (See Item 3.02)
(f)

Until such time as Sovereign shall have purchased $175,000 of units in the Company’s Regulation A offering, the current Board of Directors of the Company shall not voluntarily seek any reorganization through bankruptcy, liquidation or other similar action, without the prior written consent of Sovereign, shall not authorize any agreement or take any action outside the ordinary course of business of the Company without the prior written consent of Sovereign, which consent shall not be unreasonably withheld, and shall consult with Sovereign with respect to potential actions and transaction presented to the Board of Directors of the Company;

Completed
(g)

Following the appointments of the New Directors, the Board of Directors of the Company would seek to have the Company enter into new employment agreements with Mark L. Kay, Ramarao Pemmaraju and George Waller on such terms and conditions as are fair and equitable to such persons and to the Company and its shareholders;

Not Yet Completed
(h)

Should Sovereign fail to deliver a minimum of $825,000 under the Senior Secured Loan on or before June 30, 2025, then (1) each of the New Directors shall, effective at the close of business on June 30, 2025, resign as Directors of the Company, (2) each of the New Directors shall, effective at the close of business on June 30, 2025, tender for cancellation their respective New Director Shares and (3) Abraham Poznanski shall, effective at the close of business on June 30, 2025, resign from all positions with the Company.

Pending

The foregoing description of the Sovereign Agreement is qualified in its entirety by the full text of the Sovereign Agreement, which was filed as Exhibit 10.1 to the Prior Report and is incorporated by reference in this Current Report.

Item 3.02. Unregistered Sales of Equity Securities.

In August 2024, Sovereign purchased 80,000,000 units of securities (the “Units”) of the Company in the Company’s Regulation A offering (File No. 024-12026), with each Unit consisting of 5 shares of common stock and one (1) warrant to purchase one (1) share of common stock at an exercise price of $0.02, at a per Unit price of $0.00125, or $100,000, in the aggregate. The sale of the Units to Sovereign was made in reliance on an exemption from registration pursuant to Regulation A under the Securities Act of 1933, as amended.

In August 2024, the Company issued four (4) shares of its Series A Preferred Stock to four individuals as a bonus for becoming directors of the Company, in accordance with the terms of the Sovereign Agreement. The issuances of Series A Preferred Stock were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder, as there was no general solicitation, the issuances did not involve a public offering, and there were only four issuees, each of whom is accredited or financially sophisticated.

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Item 5.01. Changes in Control of Registrant.

The description of the Sovereign Agreement set forth above under Item 1.01 Entry into Material Agreement is incorporated into this Item 5.01. In accordance with the terms of the Sovereign Agreement, on August 21, 2024, Abraham Poznanski, Howard Moser, Brian Szczapa and Adam Poznanski (collectively, the “New Directors”) were appointed as directors of the Company. Further, Abraham Poznanski was appointed Chairman of the Board and Mark. L. Kay was appointed Vice-Chairman of the Board.

Certain information regarding the background of each of the New Directors is set forth below.

Abraham Poznanski. Mr. Poznanski has served as the Company’s fractional President and Chief Strategic Officer, since July 1, 2024. For more than the past 10 years, Mr. Poznanski has been Managing Member of Sovereign Assets, LLC, a private investment and management company for real estate and corporate equities, as well as Managing Member of Prodigy Management Group, LLC, a real estate management and brokerage company. Since December 2023, he has served as CEO of Operation Home Again, a non-profit entity based in Israel, and CEO of Healables, Ltd., an Israeli digital health equipment start-up company. From June 2021 through June 2023, Mr. Poznanski served as CEO Infinity Land Services, LLC, a Title Insurance company located in Brooklyn, New York. From March 2018 through May 2021, he served as COO Northeast Region for Rugby Realty, Inc., an office real estate company located in Newark, New Jersey.

Howard Moser. Mr. Moser is a self-admitted serial sales and business development executive, with expertise in Video Conferencing, SaaS and Security related technologies and markets, and is experienced in hiring, training and managing sales teams in the U.S. and internationally. Mr. Moser played a key role in the growth of the companies that he has represented and helped facilitate the acquisition of five of them, Synnernetics acquired by 3Com, VPnet by Avaya, Whale by Microsoft, Kontiki by Verisign, Vidyo by Enghouse, and the successful IPO of First Virtual with Goldman Sachs.

Brian Szczapa. Mr. Szczapa is a Managing Direct at Meridian Investments Sales and currently works in its Institutional Investment Sales Group. With 20 years of experience in the commercial real estate industry, Mr. Szczapa has held roles in acquisitions, dispositions, asset management and corporate real estate capacities. At Meridian Investment Sales, he primarily advises clients on acquisition/disposition strategies, transaction capitalization and deal structuring for commercial real estate assets located in the New York Metro Area and has completed both sales and equity recapitalization transactions valued in excess of $10 billion. Mr. Szczapa received an MBA in Finance from Hofstra University and a BA in Journalism from New York University.

Adam Poznanski. Mr. Poznanski is a seasoned real estate executive with nearly two decades of industry experience, distinguished by his strategic ability to blend a vast on the ground field experience, nuanced understanding of modern technology and an analytical approach to understanding performance challenges. His career trajectory, which began in 2007 as a Construction Manager, has brought him to Senior Asset Manager for a major multifamily portfolio. His insight into performance metrics and market dynamics allows him to foresee trends and craft strategies that maximize asset value and optimize returns. In 2020, Mr. Poznanski’s entrepreneurial vision led him to establish TLG Building Services Co. and Fifth & Grant Real Estate Services, two pioneering firms based in Pittsburgh, Pennsylvania, that leverage technology to disrupt traditional real estate brokerage and property management models.

Adam Poznanski is the son of Abraham Poznanski. No other family relationships exists among the Company’s directors.

In conjunction with the appointment of the New Directors, each New Director was issued one (1) share of the Company’s Series A Preferred Stock. Because of the superior voting rights of the Series A Preferred Stock, the issuances to the New Directors resulted in a change in control of the Company. Prior to such issuances, three of the Company’s directors, Mark L. Kay, Ramarao Pemmaraju and George Waller, owned all of the outstanding shares of Series A Preferred Stock and, by such ownership, possessed 80% voting control of the Company, as a group. Following such issuances, all of the Company’s directors, Mark L. Kay, Ramarao Pemmaraju, George Waller, Abraham Poznanski, Howard Moser, Brian Szczapa and Adam Poznanski, possess 80% voting control of the Company, as a group. Any five of the Company’s directors that vote as a block are able to approve corporate actions that require majority shareholder approval; any six of the Company’s directors that vote as a block are able to approve corporate actions that require super-majority, 66.67%, shareholder approval.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above under Item 5.01. Changes in Control of Registrant is incorporated in this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1*	Binding Memorandum of Understanding between the Company and Sovereign Assets, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

_________

* Incorporated by referenced from the Company’s Current Report on Form 8-K filed July 26, 2024.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ZERIFY, INC.

DATE: September 3, 2024

By:	/s/ Mark L. Kay
Mark L. Kay
Chief Executive Officer

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